Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is entered into effective as of March 19, 2024 (“Effective Date”), by and between Old Second Bancorp, Inc. (the “Company”) and Gary Collins (the “Executive”).

RECITALS

WHEREAS, the Company and its wholly-owned subsidiary, Old Second National Bank (the “Bank”) are presently engaged in the general business of providing community banking and trust business services.  The Bank’s services include, but are not limited to demand, savings, time deposit, individual retirement, and Keogh deposit accounts; commercial, industrial, consumer, and real estate lending, including installment loans, farm loans, lines of credit, and overdraft checking; safe deposit operations; and trust services.  The Bank is also in the business of providing services such as the sale of traveler’s checks, money orders, cashier’s checks and foreign currency, direct deposit, discount brokerage, debit cards, credit cards, and other special services; and

WHEREAS, the Executive is currently employed by the Company pursuant to that certain offer letter dated August 1, 2016 (the “Offer Letter”), and that certain Compensation and Benefits Assurance Agreement dated April 25, 2017 (the “CBAA”); and

WHEREAS, the Company and the Executive desire to enter into this Agreement to continue their employment relationship and to provide certain benefits to the Executive and certain protections for the Bank, subject to and in accordance with this Agreement; and

WHEREAS, the Executive acknowledges that the restrictions contained herein are necessary and reasonable in scope and duration and are a material inducement for the Company to enter into this Agreement and continue a relationship with the Executive.

NOW, THEREFORE, in consideration of the foregoing recitals and the provisions hereafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the parties hereto agree as follows:

1.Employment.  The Company hereby agrees to continue to employ the Executive from and after the Effective Date in his current position and title as Vice Chairman of the Bank and the Company; provided that the parties agree that on or before June 30, 2024, as specified by the Company’s Chief Executive Officer (the “CEO”), the Executive will transition out of direct management of business lines and staff and will instead focus on strategic objectives, reporting directly to the CEO.  While employed under this Agreement, the Executive shall at all times devote his full time, attention, and best efforts on behalf of the Company and the Bank, and shall perform all services, acts, and duties connected with his position in such manner as the Company and the Bank from time to time shall direct, acting at all times in good faith and in the Company’s and the Bank’s best interests.  The foregoing change in the Executive’s job duties is not intended to, and does not, trigger the application of Section 2.5(a) of the CBAA.

2.Term.  This Agreement and the Executive’s employment hereunder shall remain in effect until July 1, 2027, subject to the right of the Company or the Executive to terminate the Agreement and such employment at an earlier time, with or without cause or notice, but subject to any obligation to pay severance as described in Section 12 below (such period from the Effective Date to the termination of this Agreement is referred to as the “Term”).  Upon the expiration of the Term, the Executive’s employment with the Company and the Bank shall automatically terminate and the Executive shall be deemed to have resigned, with no further action required, all officer, fiduciary and board of director positions that he holds with or on behalf of the Company or the Bank, or their subsidiaries, affiliates, or benefit plans.

3.Compensation.

a.Base Salary.  The Company shall initially continue to pay the Executive an annualized base salary at the rate in effect immediately prior to the Effective Date. On July 1, 2024, the annualized base salary shall be adjusted to $300,000.00.  Base salary shall be payable in accordance with the payment policy and payroll process established by the Company from time to time.  Base salary shall be subject to annual review and shall be eligible for such merit increases as may be determined in the sole discretion of the Company.

b.Bonus.  Each fiscal year ending during the Term, the Executive will be eligible to receive an annual incentive bonus with a target bonus of fifty percent (50%) of his base salary, based on performance measures and payable in accordance with the Company’s management incentive plan for such fiscal year.  In addition, the Executive will be eligible to receive transaction-based bonuses as determined in the sole discretion of the Company.

4.Benefits.

a.Employee Benefits.  The Executive shall receive the same or similar benefits and/or fringe benefits as the Company or the Bank may provide from time to time, in their sole discretion, to similarly situated executives.  Such benefits may include, but are not limited to, paid time off (PTO) and participation in health and dental insurance, life insurance, long term disability coverage, and 401(k) and profit sharing savings plans.  Participation in any such benefits shall be governed and interpreted by the applicable plan documents or written policies.  Nothing in this Agreement guarantees the Executive the right to participate in any of the Company’s or the Bank’s currently sponsored benefit plans or prevents the Company or the Bank from exercising its right to terminate or amend those plans or offerings in the future.
b.Club Dues.  The Company will continue to pay or reimburse the Executive for the periodic payment of his club membership dues at the same club(s) and level(s), and with the same timing, as in effect on the Effective Date (subject to annual cost-of-living adjustments made by the applicable club in the ordinary course).  To the extent that timing is ambiguous, such payments or reimbursements shall be made in all events not more than thirty (30) days after the Executive’s submission of the invoice or proof of payment (as applicable) for the expense, which shall be submitted to the Company within thirty (30) days after such invoice is received or expense is paid by the Executive (as applicable).  The Company will tax and report such dues consistent with the Company’s normal policies and practices.

5.Equity Awards.  The Executive will be granted a 2024 annual equity grant under the Company’s long-term incentive plan pursuant to which he will have the opportunity to be issued the same number of shares of Company common stock as were granted to the Executive for his 2023 annual equity grant.  The Executive will continue to be eligible to receive additional annual equity grants under the Company’s long-term incentive plan in subsequent calendar years with a target value of 75% of his base salary, to the extent such awards are approved for similarly-situated executives and subject to the Company’s discretion to adjust the amount upward or downward based on such factors as the Company determines in its sole discretion.

COVENANTS OF THE EXECUTIVE

6.Consideration for Restrictive Covenants.  In connection with this Agreement, the Executive is agreeing to certain restrictions on the Executive’s employment activities during the Term and following the end of the Term, as set forth in Sections 7 through 11 below.  In exchange for the restrictive covenants contained herein, the Executive accepts the valuable consideration described above and herein, including the Company’s agreeing to continue to employ Executive in an at-will employment relationship while granting Executive access or continuing access to the Company and the Bank’s proprietary and confidential business information, including customer relationships, as its employee acting in good faith and in the Company’s and the Bank’s best interests.  As used in Section 7 through 11 below, references to the “Company” include the Company, the Bank, and their respective subsidiaries and affiliates.  Sections 6 through 11 of this Agreement are intended to completely supersede and replace Sections 5, 5.1, 5.2 and 5.3 of the CBAA.

7.Use and Maintenance of Confidential Information

(a)The Executive acknowledges that heretofore or hereafter during the course of his employment he has produced and may hereafter produce and have access to material, records, data, trade secrets and information not generally available to the public (collectively, "Confidential Information") regarding the Company and its subsidiaries and affiliates. Accordingly, during and subsequent to termination of this Agreement, the Executive shall hold in confidence and not directly or indirectly disclose, use, copy or make lists of any such Confidential Information, except to the extent that such information is or thereafter becomes lawfully available from public sources, or such disclosure is authorized in writing by the Company, required by a law or any competent administrative agency or judicial authority, or otherwise as reasonably necessary or appropriate in connection with performance by the Executive of his duties hereunder. All records, files, documents and other materials or copies thereof relating to the Company's business which the Executive shall prepare or use, shall be and remain the sole property of the Company, shall not be removed from the Company's premises without its written consent, and shall be promptly returned to the Company upon termination of the Executive's employment.

(b)Notwithstanding the foregoing, an individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Accordingly, the Executive has the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The Executive also has the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.  Nothing in this Agreement is intended to conflict with 18 U.S.C. §1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. §1833(b).  Nothing in this Agreement shall be construed to authorize, or limit liability for, an act that is otherwise prohibited by law, such as the unlawful access of material by an unauthorized user.

(c)Nothing contained in this Section 7 shall limit the Executive's right to report to proper governmental authorities, including a court or legislative body, alleged unlawful employment practices or alleged criminal conduct, to make truthful statements in any reporting or subsequent investigation relating to such report, to seek legal advice relating to such report, or from responding to a lawful subpoena or other compulsory legal process. Nothing shall limit the Executive from filing a charge or complaint with any governmental, administrative or judicial agency (each, an "Agency”) pursuant to any applicable whistleblower statute or program (each, a "Whistleblower Program”).  The Executive acknowledges that this Section 7 does not limit (i) the Executive's ability communicate, in connection with a charge or complaint pursuant to any Whistleblower Program with any Agency or otherwise participate in any investigation or proceeding that may be conducted by such Agency, including providing documents or other information, without notice to the Employer, or (ii) the Executive's right to receive an award for information provided to such Agency pursuant to any Whistleblower Program.

8.Return of Property.  Upon termination of the Executive’s employment and service with the Company, for any reason and for any cause, or at any time upon request of the Company, the Executive shall deliver to the Company all materials of any nature which are in the Executive’s possession or control and which are, or which contain, Confidential Information or which are otherwise the property of the Company or of any of the Company’s customers, including but not limited to writings, customer lists, price lists, designs, documents, records, data, memoranda, tapes and disks containing software, computer source code listings, routines, file layouts, record layouts, system design information, models, manuals, documentation and notes.  The Executive agrees that the Executive shall not reproduce copies of any such Confidential Information at any time without specific written authorization from the CEO.

9.Non-Interference and Non-Solicitation.  As an essential ingredient of and in consideration of this Agreement and the Executive’s employment with the Company, including the benefits set forth in this Agreement, during the Executive’s employment with the Company and for a period of twelve (12) months immediately following the termination of the Executive’s employment and service with the Company for any reason (the “Restrictive Period”), whether such termination occurs during the Term of this Agreement or thereafter, the Executive shall not directly or indirectly do any of the following either for the Executive or for any person, firm, partnership, corporation, company or trust that owns, operates or is in the process of forming a bank holding company, savings and loan holding company, bank savings association, credit union or similar financial institution, or any unit, division or subsidiary of any of the foregoing, with an office located, or to be located, at an address identified in a filing with any regulatory agency, within a thirty-five (35)-mile radius of the Company’s corporate office located at 3010 Highland Parkway, Suite 700, Downers Grove, Illinois 60515 (a “Financial Institution”):

(a)induce or attempt to induce any employee or contractor of the Company or any of its subsidiaries or affiliates with whom the Executive had significant contact to leave the employ or service of the Company or any of its Subsidiaries or affiliates;
(b)in any way interfere with the relationship between the Company or any of its subsidiaries or affiliates and any employee or contractor of the Company or any of its subsidiaries or affiliates with whom the Executive had significant contact;
(c)induce or attempt to induce any customer, supplier, licensee or business relation of the Company or any of its subsidiaries or affiliates with whom the Executive had significant contact to cease doing business with the Company or its subsidiaries or affiliates or in any way interfere with the relationship between the Company or any of its subsidiaries or affiliates and their respective customers, suppliers, licensees or business relations with whom the Executive had significant contact; and
(d)solicit the business of any person or entity known to the Executive to be a customer of the Company or any of its subsidiaries or affiliates, where the Executive had significant contact with such person or entity, with respect to products, activities or services that compete in whole or in part with the products, activities or services of the Company or any of its subsidiaries or affiliates; and

The Executive agrees to not take any action indirectly or in concert with others that would violate this Agreement if the action were taken directly.  This prohibition applies regardless of whether the Executive initiates the improper contact.  The Executive also agrees not to aid or assist any competing Financial Institution or any other person, firm, corporation, or other business entity to do any of the aforesaid acts.  This applies to actions the Executive may take in any capacity, i.e., as proprietor, partner, joint venturer, stockholder, director, officer, trustee, principal, agent, servant, employee, or in any other capacity.

The Executive further agrees to preserve and make available to the Company at its request any and all records that would be necessary to audit and ensure the Executive’s full compliance with the foregoing restrictions, including, without limitation: computers, mobile devices, phone records, text messages, e-mail, social media communications, written correspondence, and any other form of communication through which the Executive would communicate; provided, however, the Executive’s requirement to return or destroy Confidential Information in compliance with this Agreement will not be considered a violation of this Section.

10.Retained Inventions.  The Executive acknowledges that all inventions, improvements, discoveries, developments, concepts and ideas (“Developments”) relating to the Company’s business, or capable of beneficial use by the Company, including, but not limited to, product inventions, product improvements, customer lists, prospect lists, marketing ideas, confidential and trade secret information, techniques, discoveries, slogans, designs, artwork and writings, which the Executive may conceive, make, develop, or acquire, either solely or jointly with others, during his employment with the Company, whether or not conceived, made, developed, or acquired on Company time, are and shall immediately become and remain the sole exclusive property of the Company without charge to the Company other than the Executive’s compensation. The Executive further certifies that he has no Developments to which he has any right, title or interest and that were previously written, made or conceived solely or jointly by the Executive that have not already been assigned to Company by the Executive.  The Executive agrees to promptly and freely disclose all Developments to Company management personnel and, if requested to do so, provide the Company a written description thereof.  The Executive hereby grants and assigns to the Company any and all right, title or interest now existing or that may hereafter come into existence throughout the world which the Executive may have in any Developments.  The Executive shall promptly and fully disclose in writing all such Developments to the Company’s management, and shall at any time either during or subsequent to his employment, upon request of the Company without charge, furnish information and assistance and execute, acknowledge and deliver to the Company all instruments to which the Company may deem necessary or desirable to enable the Company to file and prosecute applications for, and to acquire, maintain and enforce, all trademarks, service marks, registrations, copyrights, licenses, and patents covering such Developments.  No royalty shall be paid to the Executive for use of any of these Developments.  Executive agrees that the compensation he will receive as an executive of the Company will be full and adequate consideration for such Developments.  Any development disclosed by the Executive to others within one year after the term of employment by the Company relating to business carried on or known by the Executive to be planned by Company during the Executive’s employment by Company, shall also be promptly disclosed by the Executive in writing to the Company and be legally presumed to have been conceived during the Executive’s employment by the Company and shall be and remain the exclusive property of the Company.

11.Remedies for Breach of Restrictive Covenants.  The Executive has reviewed the provisions of this Agreement with legal counsel, or has been given adequate opportunity to seek such counsel, and the Executive acknowledges that the covenants contains in Sections 7 through 10 of this Agreement are reasonable with respect to their duration, geographical area and scope.  The Executive further acknowledges that the restrictions contained in Sections 7 through 10 of this Agreement are reasonable and necessary for the protection of legitimate business interests of the Company and the Bank, that they create no undue hardships, that any violation of these restrictions would cause substantial injury to the Company and the Bank and such interests, and that such restrictions were a material inducement to the Company to enter into this Agreement.  In the event of any violation or threatened violation of these restrictions, the Company and the Bank, in addition to and not in limitation of, any other rights, remedies or damages available to the Company and the Bank under this Agreement or otherwise at law or in equity, shall be entitled to preliminary and permanent injunctive relief to prevent or restrain any such violation by the Executive and any and all person directly or indirectly acting for or with the Executive, as the case may be.

SEVERANCE

12.Severance Benefits.  The Executive shall be entitled to receive the Severance Benefits described in this Section 12 if, during the Term, the Executive’s employment is involuntarily terminated by the Company without Cause and such termination qualifies as a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h)  (a “Qualifying Termination”).   As used in this Section 12, the terms “Change in Control” of the Company and “Cause” shall have the meanings set forth in the CBAA.

a.Severance Benefits.  In the event that the Executive becomes entitled to receive Severance Benefits, the Company shall pay, or cause to be paid, to the Executive and provide, or cause to be provided, to the Executive the following:

(i)A lump-sum cash amount equal to the Executive’s unpaid base salary, accrued PTO, unreimbursed business expenses, and all other items earned by and owed to the Executive through and including the date of the Qualifying Termination.  Such payment shall constitute full satisfaction for these amounts owed to the Executive.
(ii)A lump-sum cash amount equal to the sum of (A) one times the Executive’s annual rate of base salary in effect upon the date of the Qualifying Termination (but not less than the base salary in effect on July 1, 2024), and (B) a pro rata payment of the Executive’s target annual bonus amount for the year of the Qualifying Termination, based on the Executive’s full months of employment completed during such year.
(iii)Immediate 100% vesting of all time-based equity awards which had been granted to the Executive by the Company or any of its subsidiaries under any incentive compensation plan and vesting of performance-based equity awards which had been granted to the Executive by the Company or any of its subsidiaries under any incentive compensation plan on a pro rata basis. Such pro rata portion shall be calculated as follows: (A) the target number of performance-based awards set forth in the applicable award agreement will be multiplied by (B) the quotient of (x) the number of full months that have elapsed between the first day of the applicable performance period and the effective date of the Qualifying Termination and (y) the total number of full months in the applicable performance period, and the shares due upon vesting of such performance-based equity award shall be issued in accordance with the applicable award agreement, subject to any required delay specified therein.
(iv)If the Executive properly elects retiree or COBRA continuation coverage (as applicable) under the Company’s group medical and/or dental plan, the Company will continue to contribute the normal employer contribution for active employees during the period from his Qualifying Termination until the earlier of (A) the end of the calendar month containing the first (1st)  anniversary of his Qualifying Termination, (B) the date the Executive becomes covered under group health plan coverage of a subsequent employer, and (C) the date the Executive is no longer eligible for COBRA coverage.  The Executive shall have the duty to promptly inform the Company if clause (B) or (C) is triggered.  This benefit shall be provided only to the extent that it does not result in any additional tax or other penalty being imposed on the Company or the Bank by reason of the provision of such benefit and payments shall be taxed and reported consistent with the Company’s normal policies and practices.

The Severance Benefits described in Paragraphs 12(a)(i) and 12(a)(ii) shall be paid in cash to the Executive in a single lump sum as soon as practicable following the Qualifying Termination, but in no event later than sixty (60) calendar days from such date.

b.Excise Tax Limitation.  In the event that any amounts payable to the Executive under this Agreement or otherwise would (i) constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) but for this Paragraph 12(b), be subject to the excise tax imposed by Code Section 4999, then such payments shall be reduced in a manner determined by the Company (by the minimum possible amounts) that is consistent with the requirements of Section 409A until no amount payable to the Executive will be subject to the excise tax under Code Section 4999.
c.Release.   Notwithstanding any other provision of this Agreement to the contrary, as a condition of payment of the Severance Benefits described in Paragraphs 12(a)(ii)-(iv) above, the Executive must execute, and not timely revoke during any revocation period provided therein, a general release of claims against the Company and the Bank and their subsidiaries and affiliates and successors in the form provided by the Company.  The Company shall provide the release to the Executive in sufficient time so that if the Executive timely executes and returns the release, the revocation period will expire no later than sixty (60) days following the effective date of the Qualifying Termination.  If the Executive fails to execute and return the release such that any revocation period does not expire on or prior to such sixtieth (60th) day, all such payments conditioned upon such release shall be forfeited.  Where the foregoing sixty (60) day period spans two (2) calendar years, any payments withheld pending execution of the release and expiration of its revocation period shall not be paid prior to January 1 of the second calendar year.
d.Interrelation with CBAA. If the Executive incurs a Qualifying Termination that entitles him Severance Benefits under this Agreement, and then later becomes entitled to “Severance Benefits” under his CBAA due to a Change in Control (“CBAA Benefits”), the parties agree that such CBAA Benefits shall be reduced by the amount of Severance Benefits that the Executive received or is entitled to receive under this Agreement.  If a Change in Control occurs during the Term that entitles the Executive to CBAA Benefits upon his Qualifying Termination, the parties agree that the Executive shall be entitled solely to the CBAA Benefits, and no Severance Benefits shall be due under this Agreement.  For the avoidance of doubt, in all events, the Executive shall not be entitled to receive both the full amount of Severance Benefits and the CBAA Benefits.  The parties further agree that the CBAA is hereby modified as follows: (i) the Executive shall be required to timely execute and deliver a release as described in Paragraph 12(c) above as a condition of payment of CBAA Benefits, (ii) upon his Qualifying Termination, the Executive shall be deemed to immediately resign all of his officer, fiduciary and board of director positions as described in Section 2 hereof, (iii) the “Extended Period” as defined in the CBAA shall expire, in all events, no later than July 1, 2027; (iv) the jurisdiction or venue for any controversy or claim relating to the CBAA shall be DuPage County, Illinois; and (v) Sections 6 through 11 of this Agreement are intended to completely supersede and replace Sections 5, 5.1, 5.2 and 5.3 of the CBAA.
e.Other Terminations.  In the event of any other termination of the Executive’s employment that does not qualify as a Qualifying Termination (e.g., by reason of death, disability, the Executive’s voluntary termination for any reason, or the involuntary termination of the Executive’s employment for Cause), the Executive shall be entitled to receive the benefits described in Paragraph 12(a)(i) and the Executive’s outstanding unvested equity awards shall vest as set forth in Paragraph 12(a)(iii), and the Executive shall be deemed to have resigned, with no further action required, all officer, fiduciary and board of director positions that he holds with or on behalf of the Company or the Bank, or their subsidiaries, affiliates, or benefit plans.

ENFORCEMENT

13.Governing Law and Submission to Jurisdiction/Venue.  This Agreement shall be governed in all respects by the laws of the State of Illinois.  Any disputes arising under this Agreement shall be tried in the courts sitting within the State of Illinois, and the Executive hereby consents and submits his or her person to the jurisdiction of any such court for such purpose.  Should this Agreement come before any court for interpretation or enforcement, it is the intent of the parties that the terms and provisions of this Agreement be given their fair and literal meaning, and that this Agreement is not to be strictly construed against any party, including the drafter of this Agreement.  The Parties hereto acknowledge that DuPage County, Illinois is a convenient forum, agree that any controversy or claim relating to this Agreement shall be brought in State or Federal Court in and for DuPage County, Illinois and therefore submit to the personal jurisdiction of such courts.

14.Rights and Remedies Upon Breach of Agreement.  If the Executive should breach, or threaten to commit a breach, of any of the provisions of this Agreement, the Company shall have the right and remedy to have the restrictive covenants contained herein be enforced by any court of competent jurisdiction, without the necessity of posting a bond, it being agreed that any breach or threatened breach of restrictive covenants would cause irreparable injury to the Company or the Bank and that money damages would not alone provide an adequate remedy to the Company or the Bank.  The Company shall also have any other right or remedy available to it under law or in equity including the right to seek and recover monetary damages for lost profits and other compensable damages.

If a legal action is filed by a party hereto against another party hereto by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including actual attorneys' fees, accounting and expert witness fees, and any other professional fees resulting therefrom.

15.Notice to Future Employers.  For the period of twelve (12) months immediately following the end of employment by the Company, the Executive will inform each new employer, prior to accepting employment, of the existence of this Agreement and provide that employer with a copy of this Agreement.  The Executive further agrees that Company may, if it so desires, send a copy of this Agreement to, or otherwise make the provisions hereof known to, any such employer.

16.Verification of Customer Diversion.  The Company may request at any time within twelve (12) months of the Executive’s last day of employment with the Company that the Executive provide a written statement under oath, in a form acceptable to the Company, identifying all customers that the Executive worked with or learned of through the Company or the Bank and for whom the Executive is again providing services or receiving compensation from, either directly or indirectly.  The Company agrees to use such list only in connection with enforcing the Executive’s agreements with the Company or the Bank.

17.Tolling/Autoextender.Any period of restriction contained herein shall be extended and tolled for any period of breach, such that the Company and the Bank receive the full benefit of the bargain with respect to the agreed upon period of restriction.

18.Amendment.  This Agreement may be amended only in writing and only if such writing is signed by the Executive and by the CEO.

19.Notices.  Notices under this Agreement shall be effective upon actual delivery and can be made by hand delivery, electronic mail, overnight delivery service, or by certified or registered mail, postage prepaid with return receipt requested.  Notices shall be addressed as follows (or to such other or additional address as either party may designate by written notice to the other):

If to Company (which includes the Bank for notice purposes):

Old Second Bancorp, Inc.

c/o Chris Lasse, Senior Vice President, Human Resources

3010 Highland Parkway, Suite 700

Downers Grove, Illinois 60515

Email: classe@oldsecond.com

If to the Executive:

Personal or Company email address

20.Survival of Provisions.  Any provision of this Agreement, which by terms or reasonable implication is to be or may be performed or effective after the termination of the Agreement, shall be deemed to survive such termination.

21.Severability and Modification.  If any provision of this Agreement shall be in part, or as applied to any circumstance, under the laws of any jurisdiction which may govern for such purpose, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, either generally or as applied to such circumstance, or shall be deemed excised from this Agreement as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.  The Company and the Executive hereby agree that the restrictive covenants as set forth herein are separate and distinct restrictive covenants, designed to operate under different factual circumstances, and that the invalidity of one of said covenants shall not affect the validity and/or enforceability of the other covenants.

22.Assignability; Binding Nature.  This Agreement will be binding upon the Company, and upon the Executive and the Executive’s respective successors, heirs, and assigns.  This Agreement may not be assigned by the Executive except that the Executive’s rights to compensation and benefits hereunder, subject to the limitations of this Agreement, may be transferred by will or operation of law.  The rights and obligations of the Company under this Agreement may be assigned to a subsidiary or affiliate of the Company, or to a corporation or any entity which becomes the successor to the Company or the Bank as the result of a purchase of assets or stock, merger or other corporate reorganization, and which continues the business of the Company or the Bank.

23.No Waiver.  No failure on the part of any party to this Agreement to exercise, and no delay on their part in exercising any right, power or remedy hereunder shall operate as a waiver thereof.

24.Miscellaneous.  Nothing in this Agreement shall be construed to limit or negate any common law torts or any statutory protections, including, but not limited to, an action under the Illinois Trade Secrets Act or the federal Defend Trade Secrets Act, available to the Company or the Bank, where it provides the Company or the Bank with broader protection than that provided herein.

25.Counterparts.  This Agreement may be executed electronically and in any number of identical counterparts, each of which shall be deemed a duplicate original, and all of which together shall constitute but one and the same agreement.

26.Headings and Interpretation.  The headings or titles of the sections of this Agreement are intended for ease of reference only and shall have no effect whatsoever on the construction or interpretation of any provision of this Agreement.  The use in this Agreement of the words “including,” “such as,” and words of similar import following any general statement, term, or matter shall not be construed to limit such statement, term, or matter in any manner, whether or not language of non-limitation (such as “without limitation” or “but not limited to”) is used in connection therewith, but rather shall be deemed to refer to all other terms or matters that could reasonably fall within the scope of the general statement, term or matter.  All provisions of this Agreement have been negotiated at arms length, and this Agreement shall not be construed for or against any party by reason of the authorship or alleged authorship of any provision hereof.

27.At-Will Employment Status.  The Executive acknowledges and understands that the Executive is to be at all times an employee-at-will.  This employee-at-will status may only be modified in writing by the Company.

28.Entire Agreement and Modification of CBAA.  The provisions of this Agreement and the CBAA (as modified by Paragraph 12(d) hereof) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede any prior agreements or understandings pertaining to said subject matter, including but not limited to the Offer Letter.

THIS AGREEMENT CONTAINS CERTAIN COVENANTS (SEE SECTIONS 6 THROUGH 11 ABOVE) THAT RESTRICT THE EXECUTIVE’S ACTIVITIES FOLLOWING ANY TERMINATION OF EMPLOYMENT OR SERVICE WITH THE COMPANY AND THE BANK. THE EXECUTIVE IS ADVISED TO CONSULT WITH AN ATTORNEY BEFORE ENTERING INTO THESE COVENANTS AND SHALL BE ALLOWED AT LEAST 14 CALENDAR DAYS TO REVIEW THE COVENANT (PROVIDED THAT THE EXECUTIVE MAY CHOOSE TO EXECUTE THIS AGREEMENT EARLIER).

THE EXECUTIVE AND THE COMPANY, BY ITS DESIGNATED REPRESENTATIVE, HEREBY ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND EACH OF THE PROVISIONS OF THIS AGREEMENT, THAT THEY HAVE EXECUTED THIS AGREEMENT VOLUNTARILY AND WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE AND THAT THEY INTEND TO BE FULLY BOUND BY THE SAME.

Old Second Bancorp, Inc.

_/s/ Gary Collins___________________By: _/s/ Chris Lasse  _____________________

Gary Collins      Chris Lasse,  SVP Human Resources

Date:__3/19/2024__Date:_3/20/2024____

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